                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                            ------------------------
                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                    -------------------------------------
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____
                    -------------------------------------

                            THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)

NEW YORK                                                                13-4994650
(State of incorporation                                           (I.R.S. employer
if not a national bank)                                        identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                           10017
(Address of principal executive offices)                                (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)

           ----------------------------------------------------------
                               APACHE CORPORATION
              (Exact name of obligor as specified in its charter)


DELAWARE                                                                41-0747868
(State or other jurisdiction of                                   (I.R.S. employer
incorporation or organization)                                 identification No.)

ONE POST OAK CENTRAL
2000 POST OAK BOULEVARD, SUITE 100
HOUSTON, TEXAS                                                          77056-4400
(Address of principal executive offices)                                (Zip Code)

                  -------------------------------------------
                                DEBT SECURITIES

                      (Title of the indenture securities)
                  -------------------------------------------

                                    GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

             New York State Banking Department, State House, Albany, New York 12110.

             Board of Governors of the Federal Reserve System, Washington, D.C., 20551

             Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

             Federal Deposit Insurance Corporation, Washington, D.C., 20429.


         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.


Item 2.  Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.



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
Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement
No. 333-06249, which is incorporated by reference).

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

           5.  Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority. (On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

           8.  Not applicable.

           9.  Not applicable.

                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 19TH day of SEPTEMBER, 1996.

                                    THE CHASE MANHATTAN BANK


                                    By/s/ Andrew M. Deck
                                      ---------------------------------------
                                          Andrew M. Deck
                                          Trust Officer


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
                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                   at the close of business June 30, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                   Dollar Amounts
                    ASSETS                                          In Millions
Cash and balances due from depository institutions:
    Noninterest-bearing balances and
    currency and coin .................................             $  4,167
    Interest-bearing balances .........................                5,094
Securities:  ..........................................
Held to maturity securities............................                3,367
Available for sale securities..........................               27,786
Federal Funds sold and securities purchased under
    agreements to resell in domestic offices of the
    bank and of its Edge and Agreement subsidiaries,
    and in IBF's:
    Federal funds sold ................................                7,204
    Securities purchased under agreements to resell ...                  136
Loans and lease financing receivables:
    Loans and leases, net of unearned income  $67,215
    Less: Allowance for loan and lease losses   1,768
    Less: Allocated transfer risk reserve ...      75
                                               ------
    Loans and leases, net of unearned income,
    allowance, and reserve ............................               65,372
Trading Assets ........................................               28,610
Premises and fixed assets (including capitalized
    leases)............................................                1,326
Other real estate owned ...............................                   26
Investments in unconsolidated subsidiaries and
    associated companies...............................                   68
Customer's liability to this bank on acceptances
    outstanding .......................................                  995
Intangible assets .....................................                  309
Other assets ..........................................                6,993
                                                                    --------
TOTAL ASSETS ..........................................             $151,453
                                                                    ========

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

                                  LIABILITIES


Deposits
    In domestic offices ................................                  $46,917
    Noninterest-bearing .........................$16,282
    Interest-bearing .............................29,846
                                                  ------
    In foreign offices, Edge and Agreement subsidiaries,
    and IBF's ....................................                         31,577
    Noninterest-bearing .........................$   199
    Interest-bearing ............................ 30,634
                                                  ------

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
    of its Edge and Agreement subsidiaries, and in IBF's
    Federal funds purchased ............................                   12,155
    Securities sold under agreements to repurchase .....                    8,536
Demand notes issued to the U.S. Treasury ..............                     1,000
Trading liabilities ...................................                    20,914
Other Borrowed money:
    With remaining maturity of one year or less ........                   10,018
    With remaining maturity of more than one year ......                      192
Mortgage indebtedness and obligations under capitalized
    leases .............................................                       12
Bank's liability on acceptances executed and outstanding                    1,001
Subordinated notes and debentures .....................                     3,411
Other liabilities .....................................                     8,091

TOTAL LIABILITIES .....................................                   143,824
                                                                          -------


                          EQUITY CAPITAL

Common stock ..........................................                       620
Surplus ...............................................                     4,664
Undivided profits and capital reserves ................                     2,970
Net unrealized holding gains (Losses)
on available-for-sale securities ......................                      (633)
Cumulative foreign currency translation adjustments ...                         8

TOTAL EQUITY CAPITAL ..................................                     7,629
                                                                         --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
    STOCK AND EQUITY CAPITAL ..........................                  $151,453
                                                                         ========


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                     JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.


                                  WALTER V. SHIPLEY       )
                                  EDWARD D. MILLER        )DIRECTORS
                                  THOMAS G. LABRECQUE     )



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